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                                                                    Exhibit 10.7
                             FIRST AMENDMENT TO THE
                             1998 STOCK OPTION PLAN


     Grubb & Ellis Company (the "Company"), a corporation organized under the laws of the State of Delaware, by resolution of its Board of Directors, has adopted this First Amendment to the 1998 Stock Option Plan for key employees and consultants of the Company (the "Plan") pursuant to Section 7.2 of the Plan, effective as of February 10, 2000.

     1. Section 4.3 of the Plan is hereby amended to read in its entirety as follows:

     "4.3  Option Vesting

          (a) Options shall become exercisable at such times and in such installments (which may be cumulative) as the Administrator shall provide in the terms of each individual Stock Option Grant; provided, however, that unless the Administrator otherwise provides, in the Stock Option Grant or otherwise, no Option shall be exercisable by any Optionee until the Optionee has remained in employment for one year after the date the Option is granted. At any time after the grant of an Option, the Administrator may, on such terms and conditions as it may determine to be appropriate, accelerate the time at which such Option or any portion thereof may be exercised.

          (b) No portion of an Option which is unexercisable at Termination of Employment or Termination of Service shall thereafter become exercisable.

          (c) Notwithstanding the foregoing, Options granted pursuant to this Plan shall vest immediately upon the occurrence of any of the following events: (i) with respect to any specifically designated Options, at the election of, and to the extent determined by the Administrator with respect to Options specifically designated; (ii) with respect to Options which have been at least 50% vested, which condition may be modified by the Admininstrator with respect to Options specifically designated, prior to any of the following events: (x) upon the merger or combination of the Company with another corporation, when as a result thereof the stockholders of the Company immediately thereafter own less that 50% of the outstanding shares of the surviving corporation which at the time shall have, by the terms thereof, the ordinary voting power to elect the directors of such corporation; (y) upon a tender offer or single transaction (other that a merger or combination of the Company with another corporation) which in either case results in a change in ownership of 33-1/3% or more of the outstanding shares of Common Stock of the Company; (z) upon a sale to an unrelated party of substantially all of the assets of the Company; or (iii) with respect to all outstanding Options, upon a substantial partial or complete liquidation of the Company."

     I hereby certify that the foregoing First Amendment to the Plan was duly adopted by the Board of Directors of Grubb & Ellis Company as of February 10, 2000.

     Executed on this ___ day of _______________, 2000.


                                        /s/ Reuben L. Leibowitz, Chairman
                                        ----------------------------------
                                            Reuben S. Leibowitz, Chairman
                                            Compensation Committee of the Board
                                             of Directors